                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          March 6, 2006
                                                 -------------------------------

                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)

          Delaware                  001-13403                 84-1032638
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(State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)           File Number)           Identification No.)

  4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri       64116
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          (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code    (816) 584-5000
                                                           ---------------------
                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     American Italian Pasta Company (the "Company") implemented a realignment of the Company's  sales and  marketing  organization,  including the  promotions of certain sales  executives.  In connection  with the  realignment and the related elimination of a reporting layer,  Dan Trott,  Executive Vice President of Sales and  Marketing,  will be  leaving  the  Company  effective  March 24,  2006 (the
"Separation  Date").  As a result of his  separation,  the Employment  Agreement dated  August 25,  2003  between  Mr.  Trott and the  Company  (the  "Employment
Agreement")  will  terminate as of the Separation  Date. In accordance  with the provisions  of the  Employment  Agreement,  Mr.  Trott will receive (1) any base salary  earned  through the  Separation  Date,  including any accrued but unused vacation,  (2) his  current  base  salary  ($317,750)  for a period of 12 months following the Separation Date, payable in equal bi-weekly installments,  subject to Mr.  Trott's  obligation  under the  Employment  Agreement to mitigate  these payments,  and (3) continued  eligibility for 18 months to  participate,  at his cost, in all health,  medical and life insurance  programs generally provided to employees,  subject to obtaining  comparable  coverage  with  another  employer.
Participation in all other benefit and compensation  plans and arrangements will cease as of the Separation  Date. All  outstanding  stock options and restricted stock will vest as of the Separation Date.

     The non-compete,  non-solicitation and non-disparagement  provisions of Mr.
Trott's  Employment  Agreement  remain in effect  for 24  months  following  the
Separation  Date. The  confidentiality  provisions of the  Employment  Agreement remain in effect forever.

     A copy of the press release of the Company  announcing  the  realignment is incorporated by reference herein and attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

     In connection  with the  realignment  of the Company's  sales and marketing organization,  the Company also announced that four current sales executives are assuming  broader general  management  positions for their  respective  areas of business  responsibility.  In that regard,  the following  individuals are being promoted  from  area vice  president  positions  to the  following  senior  vice president  roles: Pat Regan - Senior Vice President of National  Accounts;  Mike
Kaczynski - Senior Vice President of East Region;  and Tom Branich - Senior Vice
President of West Region.  In  addition,  Jerry Dear will  continue as Executive
Vice  President of Industrial  and Club  Channels  with  assumption of increased general  management  responsibilities.  These four sales executives have over 27 years of combined service with the Company.

     As part of the realignment of responsibilities, these sales executives will report  directly to Jim Fogarty,  President  and Chief  Executive  Officer.  The
Company's Director of Marketing,  Drew Lericos, will also report directly to Mr.
Fogarty.

Item 9.01  Financial Statements and Exhibits.

          (d) Exhibits.

          99.1 Press Release of the Company dated March 7, 2006.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date: March 10, 2006              AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ George D. Shadid
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                                            George D. Shadid
                                            Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit Number             Description

     99.1                  Press Release of the Company dated March 7, 2006.